UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Tennessee Valley Authority ("TVA") entered into an agreement on September 8, 2022, to issue $500 million of TVA's 4.250% Global Power Bonds 2022 Series A Due September 15, 2052 (the "Bonds"). The settlement date for the transaction is September 13, 2022. The Bonds bear a coupon rate of 4.250% and pay interest semi-annually on each March 15 and September 15, beginning March 15, 2023. The Bonds mature on September 15, 2052, and are not subject to redemption prior to maturity. After reflecting the transaction's discount and after deducting the fees of the managers, net proceeds to TVA are $481,680,000, exclusive of out-of-pocket expenses incurred in connection with offering the Bonds.

Item 8.01 Other Events.

On September 13, 2022, TVA released a final offering circular in connection with the planned issuance of the Bonds. A copy of the final offering circular is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Final Offering Circular Released September 13, 2022, in Connection with the Issuance of $500,000,000 of TVA Power Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: September 13, 2022	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial and Strategy Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 8.01 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Final Offering Circular Released September 13, 2022, in Connection with the Issuance of $500,000,000 of TVA Power Bonds.